UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2016

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Rio Robles San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Purchase and Sale Agreement (Kingbird)

On March 31, 2016, 8point3 Operating Company, LLC (“OpCo”), a wholly-owned subsidiary of 8point3 Energy Partners LP (the “Partnership”), entered into a Purchase and Sale Agreement (the “Kingbird Purchase Agreement”) with First Solar, Inc. (“First Solar”) and First Solar Asset Management, LLC, a wholly-owned subsidiary of First Solar (“Kingbird Seller”), to acquire an interest in two 20 MWac photovoltaic solar generating projects located in Kern County, California (together, the “Kingbird Project”) for aggregate consideration of approximately $60.0 million in cash (the “Kingbird Acquisition”). Consideration for the Kingbird Acquisition comprises a $42.9 million payment at closing to Kingbird Seller and a $17.1 million contribution to be made at one or more future dates to the acquired company. Ownership and cash flows of the Kingbird Project are subject to a tax equity financing arrangement with State Street Bank and Trust Company. The closing of the Kingbird Acquisition occurred simultaneously with the execution of the Kingbird Purchase Agreement and OpCo funded 100% of the purchase price for the Kingbird Project with a combination of cash on hand, drawings under OpCo’s revolver, and drawings under OpCo’s delayed draw facility.

The Kingbird Purchase Agreement contains customary representations, warranties and covenants of OpCo and Kingbird Seller. Kingbird Seller and OpCo have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Kingbird Purchase Agreement, subject to certain limitations and survival periods. First Solar has agreed to guarantee the obligations of Kingbird Seller, subject to certain limitations.

The terms of the Kingbird Acquisition were approved by the board of directors (the “Board”) of the Partnership’s general partner, 8point3 General Partner, LLC (the “General Partner”), and by the conflicts committee of the Board, which consists entirely of independent directors (the “Conflicts Committee”). The Conflicts Committee engaged an independent financial advisor and legal counsel to assist in evaluating the Kingbird Acquisition.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Kingbird Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contribution Agreement (Hooper)

On March 31, 2016, OpCo entered into a Contribution Agreement (the “Hooper Contribution Agreement”) with SunPower Corporation (“SunPower”) and SunPower AssetCo, LLC, a wholly-owned subsidiary of SunPower (“Hooper Seller”), to acquire an interest in the 50 MWac photovoltaic solar generating project located in Alamosa County, Colorado (the “Hooper Project”) for $53.5 million in cash (the “Hooper Acquisition”). Ownership and cash flows of the Hooper Project are subject to a tax equity financing arrangement with an affiliate of Wells Fargo & Company. The Hooper Acquisition is expected to close on April 1, 2016, subject to customary closing conditions, and OpCo expects to fund 100% of the purchase price for the Hooper Project with a combination of cash on hand, drawings under OpCo’s revolver, and drawings under OpCo’s delayed draw facility.

The Hooper Contribution Agreement contains customary representations, warranties and covenants of OpCo and Hooper Seller. Hooper Seller and OpCo have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Hooper Contribution Agreement, subject to certain limitations and survival periods. SunPower has agreed to guarantee the obligations of Hooper Seller, subject to certain limitations.

The terms of the Hooper Acquisition were approved by the Board of the General Partner and by the Conflicts Committee. The Conflicts Committee engaged an independent financial advisor and legal counsel to assist in evaluating the Hooper Acquisition.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Hooper Contribution Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Omnibus Agreement

On March 31, 2016, in connection with the Kingbird Acquisition, the Partnership entered into Amendment No. 4 to Omnibus Agreement (the “Kingbird Omnibus Amendment”) with the General Partner, Holdings, First Solar, SunPower and OpCo. The Kingbird Omnibus Amendment amends the schedules to the parties’ existing Omnibus Agreement to include the Kingbird Project for all purposes, except for certain tax indemnities which are included in the Kingbird Purchase Agreement.

All other material terms and conditions of the Omnibus Agreement were unchanged.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Kingbird Omnibus Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment and Waiver to ROFO Agreement

On March 28, 2016, OpCo entered into an Amendment and Waiver to Right of First Offer Agreement (the “Waiver”) with First Solar. Pursuant to the Waiver, OpCo waived certain of its rights under the Right of First Offer Agreement, dated as of June 24, 2015, between OpCo and First Solar (the “ROFO Agreement”), and First Solar and OpCo agreed to amend certain provisions of the ROFO Agreement.

Pursuant to the ROFO Agreement, First Solar previously granted to OpCo a right of first offer to purchase certain solar energy generating facilities for a period of five years. Such solar projects included the 300 MWac Stateline facility in San Bernardino County, California (“Stateline”).

Pursuant to the Waiver, OpCo waived its rights under the ROFO Agreement with respect to 24% of the aggregate interest in Stateline. Concurrently, OpCo’s rights under the ROFO Agreement were expanded to cover First Solar’s 100 MWac Switch Station 1 and 79-MW Switch Station 2 facilities in Clark County, Nevada (collectively, “Switch Station”), which had not previously been subject to the ROFO Agreement. Additionally, OpCo and First Solar agreed to impose certain limitations on First Solar’s right to offer projects to OpCo under the ROFO Agreement (each, a “ROFO Offer”). These limitations include commitments by First Solar (i) to not make ROFO Offers in respect of Switch Station or Stateline before February 1, 2017 and October 1, 2016, respectively, and (ii) during the period between October 1, 2016 and December 31, 2016, to limit all ROFO Offers in respect of Stateline to either (A) an offer for 50% of First Solar’s remaining indirect interest or (B) an offer pursuant to which OpCo may elect to purchase either 50% or 100% of First Solar’s remaining indirect interest. The Waiver also contains customary representations, warranties and agreements of OpCo and First Solar.

The terms of the Waiver were approved by the Board of the General Partner and by the Conflicts Committee. The Conflicts Committee consulted independent legal counsel in evaluating the Waiver.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Waiver, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Kingbird Acquisition

On March 31, 2016, OpCo completed the Kingbird Acquisition pursuant to the terms of the Kingbird Purchase Agreement. The description of the Kingbird Purchase Agreement included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

First Solar owns 6,721,810 common units and 15,395,115 subordinated units in OpCo, representing a 31.1% economic interest in OpCo. In addition, First Solar owns 22,116,925 Class B shares in the Partnership. First Solar also owns a 50% interest in Holdings, which holds all the incentive distribution rights in OpCo and is the sole member of the General Partner.

Item 7.01Regulation FD Disclosure.

On April 1, 2016, the Partnership issued a press release announcing the completion of the Kingbird Acquisition, the execution of the Hooper Contribution Agreement and the execution of the ROFO Amendment. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 7.01 and in Exhibit 99.1 shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, regardless of any general incorporation language in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Number	Description
2.1	Purchase and Sale Agreement dated March 31, 2016 by and among First Solar Asset Management, LLC, 8point3 Operating Company, LLC and First Solar, Inc.
2.2	Contribution Agreement dated March 31, 2016 by and among SunPower AssetCo, LLC, 8point3 Operating Company, LLC and SunPower Corporation.
10.1

Amendment No. 4 to Omnibus Agreement dated March 31, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

10.2	Amendment and Waiver to the Right of First Offer Agreement dated March 28, 2016, by and between 8point3 Operating Company, LLC and First Solar, Inc.
99.1	Press Release dated April 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

	By:	8point3 General Partner, LLC,
its general partner

Date: April 1, 2016	By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

INDEX TO EXHIBITS

Number	Description
2.1	Purchase and Sale Agreement dated March 31, 2016 by and among First Solar Asset Management, LLC, 8point3 Operating Company, LLC and First Solar, Inc.
2.2	Contribution Agreement dated March 31, 2016 by and among SunPower AssetCo, LLC, 8point3 Operating Company, LLC and SunPower Corporation.
10.1

Amendment No. 4 to Omnibus Agreement dated March 31, 2016, by and among 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Energy Partners LP, First Solar, Inc. and SunPower Corporation.

10.2	Amendment and Waiver to the Right of First Offer Agreement dated March 28, 2016, by and between 8point3 Operating Company, LLC and First Solar, Inc.
99.1	Press Release dated April 1, 2016.